EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (file numbers 333-65148 and 333-72996) of our report dated April 15, 2002, relating to the audit of the consolidated financial statements of Vertical Computer Systems, Inc., as of December 31, 2001 and for the year then ended, which report is included in the Annual Report on Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.



/s/ BDO Seidman LLP

Los Angeles, California
May 20, 2002